Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports First-Quarter 2023 Financial Results
NEWS SUMMARY
•First-quarter revenue of $11.7 billion, down 36% year over year (YoY).
•First-quarter GAAP earnings (loss) per share (EPS) attributable to Intel was $(0.66); non-GAAP EPS attributable to Intel was $(0.04).
•Forecasting second-quarter 2023 revenue of $11.5 billion to $12.5 billion; expecting second-quarter EPS of $(0.62); non-GAAP EPS of $(0.04).

SANTA CLARA, Calif., April 27, 2023 – Intel Corporation today reported first-quarter 2023 financial results.

“We delivered solid first-quarter results, representing steady progress with our transformation,” said Pat Gelsinger, Intel CEO. “We hit key execution milestones in our data center roadmap and demonstrated the health of the process technology underpinning it. While we remain cautious on the macroeconomic outlook, we are focused on what we can control as we deliver on IDM 2.0: driving consistent execution across process and product roadmaps and advancing our foundry business to best position us to capitalize on the $1 trillion market opportunity ahead.”
David Zinsner, Intel CFO, said, “We exceeded our first-quarter expectations on the top and bottom line, and continued to be disciplined on expense management as part of our commitment to drive efficiencies and cost savings. At the same time, we are prioritizing the investments needed to advance our strategy and establish an internal foundry model, one of the most consequential steps we are taking to deliver on IDM 2.0.”

Q1 2023 Financial Highlights

	GAAP			Non-GAAP
	Q1 2023	Q1 2022	vs. Q1 2022	Q1 2023	Q1 2022	vs. Q1 2022
Revenue ($B)	$11.7	$18.4	down 36%
Gross Margin	34.2%	50.4%	down 16.2 ppts	38.4%	53.1%	down 14.7 ppts
R&D and MG&A ($B)	$5.4	$6.1	down 11%	$4.8	$5.5	down 13%
Operating Margin	(12.5)%	23.7%	down 36.2 ppts	(2.5)%	23.1%	down 25.6 ppts
Tax Rate	(139.0)%	16.0%	n/m1	13.0%	13.0%	—
Net Income (loss) Attributable to Intel ($B)	$(2.8)	$8.1	down 134%	$(0.2)	$3.6	down 105%
Earnings (loss) Per Share Attributable to Intel	$(0.66)	$1.98	down 133%	$(0.04)	$0.87	down 105%
In the first quarter, the company used $(1.8) billion in cash from operations and paid dividends of $1.5 billion.
1 Not meaningful.
Full reconciliations between GAAP and non-GAAP measures are provided below.

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Business Unit Summary
Intel previously announced the organizational change to integrate its Accelerated Computing Systems and Graphics Group into its Client Computing Group and Data Center and AI Group. This change is intended to drive a more effective go-to-market capability and to accelerate the scale of these businesses, while also reducing costs. As a result, the company modified its segment reporting in the first quarter of 2023 to align to this and certain other business reorganizations. All prior-period segment data has been retrospectively adjusted to reflect the way the company internally receives information and manages and monitors operating segment performance starting in fiscal year 2023.

Business Unit Revenue and Trends	Q1 2023	vs. Q1 2022
Client Computing Group (CCG)	$5.8 billion	down	38%
Data Center and AI (DCAI)	$3.7 billion	down	39%
Network and Edge (NEX)	$1.5 billion	down	30%
Mobileye	$458 million	up	16%
Intel Foundry Services (IFS)	$118 million	down	24%
Business Highlights

▪Intel continues to be on track to meet its goal of achieving five nodes in four years, with two of the five nodes nearly complete. Intel 7 is in high-volume manufacturing and CCG's Meteor Lake product on Intel 4 is ramping production wafer starts for an expected launch in the second half of 2023. Intel 3, Intel 20A, and Intel 18A remain on track.
▪DCAI shipped its 4th Gen Intel® Xeon® Scalable processors (code-named Sapphire Rapids), a critical part of Intel’s heterogeneous hardware and software portfolio to accelerate real-world workloads, including AI, as it looks to truly democratize AI through an open and secure ecosystem approach.
▪DCAI also announced it expects to deliver Intel’s 5th Gen Xeon Scalable processor, Emerald Rapids, later this year. In addition, the business narrowed the delivery window for Sierra Forest, which is expected to ship to customers in the first half of 2024, with Granite Rapids expected to follow shortly thereafter. Clearwater Forest, the follow-on to Sierra Forest, is expected to ship in 2025, and will be manufactured on Intel 18A, the node designed to achieve process leadership and representing the culmination of the company’s five-nodes-in-four-years strategy. Additionally, the Programmable Solutions Group (PSG) had an all-time record revenue quarter in Q1.
▪IFS and Arm announced a multigeneration agreement to enable chip designers to build low-power compute system-on-chips (SoCs) on the Intel 18A process. Intel delivered and supplied the first multi-chip package (MCP) prototypes created under the U.S. Department of Defense’s State-of-the-Art Heterogeneous Integrated Packaging (SHIP) program to BAE Systems six quarters ahead of schedule, showcasing the company’s commitment to customers while further supporting the DOD’s mission to return the U.S. to a leading role in the microelectronics ecosystem.
▪CCG introduced the 13th Gen Intel® Core™ mobile processor family, led by the launch of the first 24-core processor for a laptop and world’s fastest mobile processor. Intel also introduced the new Intel vPro® platform powered by the full lineup of 13th Gen Intel Core processors. In 2023, the expansive commercial portfolio is expected to deliver more than 170 notebooks, desktops, and entry workstations from partners including Acer, ASUS, Dell, HP, Lenovo, Fujitsu, Panasonic, and Samsung Electronics.
▪NEX launched its 4th Gen Intel Xeon Scalable processors with Intel® vRAN Boost, delivering two times the capacity gains generation-over-generation within the same power envelope1 and up to an additional 20% power savings2 with integrated acceleration, with extensive industry support from Ericsson, Verizon, Telefonica, and Vodafone, among many others.
▪Mobileye continues to grow significantly faster than underlying automotive end-markets, achieving record first quarter revenue.

¹(2x capacity): Estimated as of 12/06/2022 based on 4th Gen Intel Xeon Scalable processor as compared to 3rd generation Intel Xeon Scalable at similar core count, socket power, and frequency, using a FlexRAN™ test scenario. Results may vary. Performance varies by use, configuration and other factors.
(double PPW): Estimated as of 12/06/2022 based on 4th Gen Intel Xeon Scalable processor as compared to 3rd generation Intel Xeon Scalable at similar core count, socket power, and frequency, using a FlexRAN test scenario. Results may vary. Performance varies by use, configuration and other factors.
²Estimated as of 12/06/2022 based on scenario design power (SDP) analysis on pre-production 4th Generation Intel Xeon Scalable processor with Intel vRAN Boost and pre-production 4th Generation Intel Xeon Scalable processor with external 5G accelerator card, at same core count and frequency. Performance and power varies by use, configuration and other factors.

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Business Outlook
Intel's guidance for the second quarter of 2023 includes both GAAP and non-GAAP estimates. Reconciliations between GAAP and non-GAAP financial measures are included below.*

Q2 2023	GAAP*	Non-GAAP*
	Approximately	Approximately
Revenue	$11.5-12.5 billion	$11.5-12.5 billion^
Gross margin	33.2%	37.5%
Tax rate	(85)%	13%
Earnings (loss) per share attributable to Intel - diluted	$(0.62)	$(0.04)

Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

*Effective January 2023, Intel increased the estimated useful life of certain production machinery and equipment from five years to eight years. When compared to the estimated useful life in place as of the end of 2022, we expect total depreciation expense in 2023 to be reduced by $4.1 billion. We expect this change will result in an approximately $2.3 billion increase to gross margin, a $400 million decrease in R&D expenses, and a $1.4 billion decrease in ending inventory values. Intel’s Q2 2023 outlook includes an approximately $500 million benefit to operating margin or $0.10 benefit to EPS from this change, split approximately 80% to cost of sales and 20% to operating expenses. The change in depreciable life will not be counted toward the $3 billion in cost savings in 2023 or the $8 billion to $10 billion exiting 2025 communicated at Q3 2022 earnings.

Earnings Webcast
Intel will hold a public webcast at 2 p.m. PST today to discuss the results for its first quarter 2023. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.

^ No adjustment on a non-GAAP basis.

Intel/Page 4
Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate," "achieve," "aim," "ambitions," "anticipate," "believe," "committed," "continue," "could," "designed," "estimate," "expect," "forecast," "future," "goals," "grow," "guidance," "intend," "likely," "may," "might," "milestones," "next generation," "objective," "on track," "opportunity," "outlook," "pending," "plan," "position," "potential," "possible," "predict," "progress," "ramp," "roadmap," "seeks," "should," "strive," "targets," "to be," "upcoming," "will," "would," and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:

•our business plans and strategy and anticipated benefits therefrom, including our IDM 2.0 strategy, our partnership with Brookfield, the transition to an internal foundry model, and updates to our reporting structure;
•projections of our future financial performance, including future revenue, gross margins, capital expenditures, and cash flows;
•projected costs and yield trends;
•future cash requirements and the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including future capital and R&D investments, credit rating expectations, and expected returns to stockholders such as stock repurchases and dividends;
•future products, services and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation and benefits of such products, services and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics and expectations regarding product and process leadership;
•investment plans, and impacts of investment plans, including in the US and abroad;
•internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
•future production capacity and product supply;
•supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
•plans and goals related to Intel’s foundry business, including with respect to future manufacturing capacity and foundry service offerings, including technology and IP offerings;
•expected timing and impact of acquisitions, divestitures, and other significant transactions, including statements relating to the completion of our acquisition of Tower Semiconductor Ltd. and the sale of our NAND memory business;
•expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives, including those related to the 2022 Restructuring Program;
•future social and environmental performance, goals, measures and strategies;
•our anticipated growth, future market share, and trends in our businesses and operations;
•projected growth and trends in markets relevant to our businesses, including total addressable market (TAM);
•anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages and constraints;
•expectations regarding government incentives;
•future technology trends;
•future macro environmental and economic conditions, including regional or global downturns or recessions;
•future responses to and effects of COVID-19, including as to manufacturing, transportation and operational restrictions and disruptions and broader economic conditions;
•geopolitical conditions, including the impacts of Russia's war on Ukraine;
•tax- and accounting-related expectations;
•expectations regarding our relationships with certain sanctioned parties; and
•other characterizations of future events or circumstances.

Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including:

•changes in demand for our products;

Intel/Page 5
•changes in product mix;
•the complexity and fixed cost nature of our manufacturing operations;
•the high level of competition and rapid technological change in our industry;
•the significant upfront investments in R&D and our business, products, technologies, and manufacturing capabilities;
•vulnerability to new product development and manufacturing-related risks, including product defects or errata, particularly as we develop next generation products and implement next generation process technologies;
•risks associated with highly complex global supply chain, including from disruptions, delays, trade tensions, or shortages;
•sales-related risks, including customer concentration and the use of distributors and other third parties;
•potential security vulnerabilities in our products;
•cybersecurity and privacy risks;
•investment and transaction risk;
•IP risks and risks associated with litigation and regulatory proceedings;
•evolving regulatory and legal requirements across many jurisdictions;
•geopolitical and international trade conditions;
•our debt obligations;
•risks of large scale global operations;
•macroeconomic conditions;
•impacts of the COVID-19 or similar such pandemic; and
•other risks and uncertainties described in this release, our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (SEC).

Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.

Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.
© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

Intel/Page 6
Intel Corporation
Consolidated Condensed Statements of Income and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Apr 1, 2023	Apr 2, 2022
Net revenue	$11,715	$18,353
Cost of sales	7,707	9,109
Gross margin	4,008	9,244
Research and development	4,109	4,362
Marketing, general, and administrative	1,303	1,752
Restructuring and other charges	64	(1,211)
Operating expenses	5,476	4,903
Operating income (loss)	(1,468)	4,341
Gains (losses) on equity investments, net	169	4,323
Interest and other, net	141	997
Income (loss) before taxes	(1,158)	9,661
Provision for taxes	1,610	1,548
Net income (loss)	(2,768)	8,113
Less: Net income (loss) attributable to non-controlling interests	(10)	—
Net income (loss) attributable to Intel	$(2,758)	$8,113
Earnings (loss) per share attributable to Intel—basic	$(0.66)	$1.99
Earnings (loss) per share attributable to Intel—diluted	$(0.66)	$1.98

Weighted average shares of common stock outstanding:
Basic	$4,154	$4,079
Diluted	$4,154	$4,107

	Three Months Ended
(In Millions)	Apr 1, 2023	Apr 2, 2022
Earnings per share of common stock information:
Weighted average shares of common stock outstanding—basic	4,154	4,079
Dilutive effect of employee equity incentive plans	—	28
Weighted average shares of common stock outstanding—diluted	4,154	4,107

Other information:
Employees (in thousands)	125.5	122.9

Intel/Page 7
Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions, Except Par Value; Unaudited)	Apr 1, 2023	Dec 31, 2022
Assets
Current assets:
Cash and cash equivalents	$8,232	$11,144
Short-term investments	19,302	17,194
Accounts receivable, net	3,847	4,133
Inventories
Raw materials	1,358	1,517
Work in process	7,415	7,565
Finished goods	4,220	4,142
	12,993	13,224
Other current assets	3,940	4,712
Total current assets	48,314	50,407

Property, plant and equipment, net	85,734	80,860
Equity investments	6,029	5,912
Goodwill	27,591	27,591
Identified intangible assets, net	5,567	6,018
Other long-term assets	12,068	11,315
Total assets	$185,303	$182,103

Liabilities and stockholders' equity
Current liabilities:
Short-term debt	$1,437	$4,367
Accounts payable	8,083	9,595
Accrued compensation and benefits	2,497	4,084
Income taxes payable	4,046	2,251
Other accrued liabilities	11,330	11,858
Total current liabilities	27,393	32,155

Debt	48,836	37,684
Long-term income taxes payable	3,831	3,796
Other long-term liabilities	4,840	5,182
Stockholders' equity:
Common stock and capital in excess of par value, 4,171 issued and outstanding (4,137 issued and outstanding as of December 31, 2022)	32,829	31,580
Accumulated other comprehensive income (loss)	(419)	(562)
Retained earnings	65,649	70,405
Total Intel stockholders' equity	98,059	101,423
Non-controlling interests	2,344	1,863
Total stockholders' equity	100,403	103,286
Total liabilities and stockholders' equity	$185,303	$182,103

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Three Months Ended
(In Millions; Unaudited)	Apr 1, 2023	Apr 2, 2022

Cash and cash equivalents, beginning of period	$11,144	$4,827
Cash flows provided by (used for) operating activities:
Net income (loss)	(2,768)	8,113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,901	2,847
Share-based compensation	739	707
Restructuring and other charges	55	17
Amortization of intangibles	465	501
(Gains) losses on equity investments, net	(167)	(4,325)
(Gains) losses on divestitures	—	(1,121)
Changes in assets and liabilities:
Accounts receivable	286	2,384
Inventories	231	(1,147)
Accounts payable	(771)	(128)
Accrued compensation and benefits	(1,560)	(1,884)
Income taxes	1,344	1,219
Other assets and liabilities	(1,540)	(1,292)
Total adjustments	983	(2,222)
Net cash provided by (used for) operating activities	(1,785)	5,891
Cash flows provided by (used for) investing activities:
Additions to property, plant and equipment	(7,413)	(4,604)
Purchases of short-term investments	(16,132)	(19,091)
Maturities and sales of short-term investments	14,173	10,490
Sales of equity investments	116	4,682
Proceeds from divestitures	—	6,544
Other investing	735	(660)
Net cash used for investing activities	(8,521)	(2,639)
Cash flows provided by (used for) financing activities:
Repayment of commercial paper	(2,930)	—
Payments on finance leases	(15)	(299)
Partner contributions	449	—
Issuance of long-term debt, net of issuance costs	10,968	—
Proceeds from sales of common stock through employee equity incentive plans	659	589
Payment of dividends to stockholders	(1,512)	(1,487)
Other financing	(225)	(667)
Net cash provided by (used for) financing activities	7,394	(1,864)
Net increase (decrease) in cash and cash equivalents	(2,912)	1,388
Cash and cash equivalents, end of period	$8,232	$6,215

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions)	Apr 1, 2023	Apr 2, 2022
Net revenue:
Client Computing
Desktop	$1,879	$2,641
Notebook	3,407	5,959
Other	481	722
	5,767	9,322

Data Center and AI	3,718	6,074
Network and Edge	1,489	2,139
Mobileye	458	394
Intel Foundry Services	118	156
All other	165	268
Total net revenue	$11,715	$18,353

Operating income (loss):
Client Computing	$520	$2,722
Data Center and AI	(518)	1,393
Network and Edge	(300)	416
Mobileye	123	148
Intel Foundry Services	(140)	(23)
All other	(1,153)	(315)
Total operating income (loss)	$(1,468)	$4,341

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We derive a substantial majority of our revenue from our principal products that incorporate various components and technologies, including a microprocessor and chipset, a stand-alone system-on-chip or a multichip package, which are based on Intel architecture.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:
▪CCG includes products designed for end-user form factors, focusing on higher growth segments of 2 in 1, thin-and-light, commercial and gaming, and growing other products such as connectivity and graphics.
▪DCAI includes a broad portfolio of central processing units (CPUs), domain-specific accelerators and field programmable gate arrays (FPGAs), designed to empower data center and hyperscale solutions for diverse computing needs.
▪NEX includes programmable platforms and high-performance connectivity and compute solutions designed for market segments such as cloud networking, telecommunications networks, on-premises edge, software and platforms.
▪Mobileye includes the development and deployment of advanced driver-assistance systems (ADAS) and autonomous driving technologies and solutions.
▪IFS provides differentiated full stack solutions including wafer fabrication, packaging, chiplet standard and software.
We have sales and marketing, manufacturing, engineering, finance and administration groups. Expenses for these groups are generally allocated to the operating segments.
We have an "all other" category that includes revenue, expenses and charges such as:
▪results of operations from non-reportable segments not otherwise presented, and from start-up businesses that support our initiatives;
▪historical results of operations from divested businesses;
▪amounts included within restructuring and other charges;
▪employee benefits, compensation, impairment charges, and other expenses not allocated to the operating segments; and
▪acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects. Beginning in 2023, income tax effects are calculated using a fixed long-term projected tax rate across all adjustments. We project this long-term non-GAAP tax rate on an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Prior-period non-GAAP results have been retroactively adjusted to reflect this updated approach.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide better comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges	Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges may include periodic goodwill and asset impairments, certain pension charges, and costs associated with restructuring activity, and in Q1 2022 includes a benefit related to the annulled EC fine.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
Gains (losses) from divestiture	Gains (losses) are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. Based on our ongoing obligation under the NAND wafer manufacturing and sale agreement entered into in connection with the first closing of the sale of our NAND memory business on December 29, 2021, a portion of the initial closing consideration was deferred and will be recognized between first and second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures because it provides better comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for 1) additions to property, plant and equipment, net of proceeds from capital grants and partner contributions, 2) payments on finance leases, and 3) proceeds from the McAfee equity sale.
This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business. Since the 2017 divestiture, McAfee equity distributions and sales contributed to prior operating and free cash flow, and while the McAfee equity sale in Q1 2022 would have typically been excluded from adjusted free cash flow as an equity sale, we believe including the sale proceeds in adjusted free cash flow facilitate a better, more consistent comparison to past presentations of liquidity.

Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

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	Three Months Ended
(In Millions, Except Per Share Amounts)	Apr 1, 2023	Apr 2, 2022
GAAP gross margin	$4,008	$9,244
Acquisition-related adjustments	328	353
Share-based compensation	158	148
Non-GAAP gross margin	$4,494	$9,745
GAAP gross margin percentage	34.2%	50.4%
Acquisition-related adjustments	2.8%	1.9%
Share-based compensation	1.4%	0.8%
Non-GAAP gross margin percentage	38.4%	53.1%
GAAP R&D and MG&A	$5,412	$6,114
Acquisition-related adjustments	(43)	(51)
Share-based compensation	(581)	(559)
Non-GAAP R&D and MG&A	$4,788	$5,504
GAAP operating income (loss)	$(1,468)	$4,341
Acquisition-related adjustments	371	404
Share-based compensation	739	707
Restructuring and other charges	64	(1,211)
Non-GAAP operating income (loss)	$(294)	$4,241
GAAP operating margin (loss)	(12.5)%	23.7%
Acquisition-related adjustments	3.2%	2.2%
Share-based compensation	6.3%	3.9%
Restructuring and other charges	0.5%	(6.6)%
Non-GAAP operating margin (loss)	(2.5)%	23.1%
GAAP tax rate	(139.0)%	16.0%
Income tax effects	152.0%	(3.0)%
Non-GAAP tax rate	13.0%	13.0%
GAAP net income (loss) attributable to Intel	$(2,758)	$8,113
Acquisition-related adjustments	371	404
Share-based compensation	739	707
Restructuring and other charges	64	(1,211)
(Gains) losses on equity investments, net	(169)	(4,323)
(Gains) losses from divestiture	(39)	(1,121)
Total adjustments attributable to non-controlling interest	(12)	—
Income tax effects	1,635	1,013
Non-GAAP net income (loss) attributable to Intel	$(169)	$3,582

GAAP earnings (loss) per share attributable to Intel—diluted	$(0.66)	$1.98
Acquisition-related adjustments	0.09	0.10
Share-based compensation	0.18	0.17
Restructuring and other charges	0.01	(0.30)
(Gains) losses on equity investments, net	(0.04)	(1.05)
(Gains) losses from divestiture	(0.01)	(0.27)
Total adjustments attributable to non-controlling interest	—	—
Income tax effects	0.39	0.24
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$(0.04)	$0.87

Intel/Page 14

	Three Months Ended
(In Millions)	Apr 1, 2023	Apr 2, 2022
GAAP net cash provided by (used for) operating activities	$(1,785)	$5,891
Net additions to property, plant and equipment	(6,964)	(4,603)
Payments on finance leases	(15)	(299)
Sale of equity investment	—	4,561
Adjusted free cash flow	$(8,764)	$5,550
GAAP net cash used for investing activities	$(8,521)	$(2,639)
GAAP net cash provided by (used for) financing activities	$7,394	$(1,864)

Intel/Page 15
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated.
Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

Q2 2023 Outlook[1]
Approximately
GAAP gross margin percentage	33.2%
Acquisition-related adjustments	2.6%
Share-based compensation	1.7%
Non-GAAP gross margin percentage	37.5%

GAAP tax rate	(85)%
Income tax effects	98%
Non-GAAP tax rate	13%

GAAP earnings (loss) per share attributable to Intel—diluted	$(0.62)
Acquisition-related adjustments	0.08
Share-based compensation	0.23
(Gains) losses on equity investments, net	(0.01)
(Gains) losses from divestiture	(0.01)
Total adjustments attributable to non-controlling interest	—
Income tax effects	0.29
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$(0.04)

1non-GAAP gross margin percentage and non-GAAP EPS outlook based on the mid-point of the revenue range